Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO SAN FRANCISCO RIYADH WASHINGTON

February 7, 2017

Halliburton Company

3000 North Sam Houston Parkway East

Houston, TX 77032

Ladies and Gentlemen:

We have acted as counsel to Halliburton Company, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration statement on Form S–3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold from time to time pursuant to Rule 415 of the Securities Act. Such securities include: (a) shares of common stock, par value $2.50 per share, of the Company (“Common Stock”), (b) shares of preferred stock, without par value, of the Company (“Preferred Stock”), (c) debt securities of the Company (“Debt Securities”), which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, (d) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”) and (e) warrants for the purchase of Common Stock, Preferred Stock, Debt Securities, other securities of the Company or any combination thereof (the “Warrants,” and together with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”).

The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), prospectuses supplementing the Prospectus or prospectuses which provide information supplementing the Prospectus (the “Prospectus Supplements”).

Each series of Debt Securities will be issued pursuant to an Indenture (the “Indenture”) dated as of October 17, 2003 between the Company and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”).

At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (a) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (b) the By-laws of the Company, as amended to date (the “By-laws” and together with the Certificate of Incorporation, the “Charter Documents”), (c) the Indenture, (d) originals, or copies certified or otherwise identified, of the corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents and (f) the

- 2 -	February 7, 2017

Registration Statement and the Prospectus. In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In making our examination, we have assumed, without independent investigation, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In connection with this opinion, we have also assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act;

(b) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the appropriate Prospectus Supplement;

(d) The Board of Directors of the Company or, to the extent permitted by the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e) a definitive purchase, underwriting or similar agreement (“Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(f) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise;

(g) all Securities, and any certificates in respect thereof, will be delivered in accordance with either (i) the provisions of the applicable Purchase Agreement approved by the applicable Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board;

- 3 -	February 7, 2017

(h) in the case of shares of Common Stock or Preferred Stock, (i) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents, (ii) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise reserved for issuance and (iii) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board of the Company to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

(i) in the case of shares of Preferred Stock of any series, the Board of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(j) in the case of Depositary Shares, (i) the Board of the Company will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares, (ii) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company, (iii) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement, (iv) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement, (v) the Securities underlying such Depositary Shares will be duly issued and deposited with the depositary, (vi) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Securities in accordance with the Deposit Agreement, (vii) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable and (viii) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(k) in the case of Warrants, (i) the Board of the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto, (ii) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (iii) neither such Warrants nor such warrant agreement will include any provision that is unenforceable and (iv) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement; and

- 4 -	February 7, 2017

(l) in the case of Debt Securities of any series, (i) the Company’s Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the Indenture, and such Debt Securities will not include any provision that is unenforceable, (ii) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended and (iii) forms of Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The shares of Common Stock and Preferred Stock, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable.

2.	The Debt Securities, when issued, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

3.	The Depositary Shares, when issued, will have been duly authorized and validly issued and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing..

4.	The Warrants, when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

- 5 -	February 7, 2017

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.